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                                                                    EXHIBIT 10.4


                                    AMENDMENT
                                       TO
                             FINDER'S FEE AGREEMENT


      This Amendment to the Finder's Fee Agreement ("Amendment") is dated October 17, 2002, by and between Illinois River Energy, LLC ("Illinois River"), a Delaware limited liability company, and Producers Alliance, Inc. ("Producers Alliance"), an Illinois non-profit corporation.


      The parties have previously entered into a Finder's Fee Agreement dated July 5, 2002 ("Finder's Fee Agreement"). In consideration of the foregoing and the mutual covenants herein contained, the parties agree to amend the Finder's Fee Agreement as follows:


      1. Producers Alliance shall not receive a finder's fee for introducing Illinois River to 21st Century Alliance, with which Producers Alliance maintains a pre-existing relationship, or Growmark and its affiliates, with which Producers Alliance maintains a pre-existing relationship.


      2. Section 3.1 of the Finder's Fee Agreement is hereby amended and restated in its entirety, as follows:


3.1 FINDER'S FEES. For purposes of this Agreement, the term "Producers Alliance Member" shall mean and shall be limited to those members in good standing of Producers Alliance listed on its membership roster as of June 1, 2002. As consideration for the services provided by Producers Alliance herein, Illinois River agrees to pay Producers Alliance:


      (a) a fee in an amount equal to 4.0% of the amounts received by Illinois River from any Producers Alliance Member's initial purchase of Units (the "Initial Finder's Fee"), which Initial Finder's Fee shall be due and payable on or before the date (the "Investment Date") that is 30 days after the Financial Closing Date (as hereinafter defined); and


      (b) an annual finder's fee payable on or before the first day of the calendar month immediately following each of the first five (5) yearly anniversaries of the Investment Date (each, an "Annual Finder's Fee Payment"), each of which Annual Finder's Fee Payments shall be in an amount equal to 0.8% of the amounts received by Illinois River from all Producers Alliance Members' initial purchases of Units; PROVIDED, HOWEVER, that the Annual Finder's Fee Payment shall not exceed Fifty Thousand Dollars ($50,000.00); and


Producers Alliance understands and agrees that no fee of any kind shall be owing under the foregoing provisions on any amount received by Illinois River from any initial


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purchase of Units unless and until such amounts become or are available to
Illinois River for expenditure on the Project (i.e., become "at-risk" capital). For purposes of this Agreement, "Financial Closing Date" shall mean the date upon which Illinois River secures an executed commitment letter from a lender for debt financing which, together with the available net proceeds from the closing on Illinois River's issuance and sale of Units prior to such date, will be sufficient to finance the Project.


      3. All references in Section 3.2 of the Finder's Fee Agreement to the "Growmark Finder's Fee" and any payment obligations of Illinois River with respect thereto are hereby deleted and eliminated.


      4. The reference in Section 3.3 of the Finder's Fee Agreement to "Prospective Members" shall be deleted and replaced with the words "Producers Alliance Members."


      5. Except to the extent specifically amended as set forth above, all other terms of the Finder's Fee Agreement remain in full force and effect.


      IN WITNESS WHEREOF, this Amendment to the Finder's Fee Agreement is effective as of the date first set forth above.



ILLINOIS RIVER ENERGY, LLC:               PRODUCERS ALLIANCE, INC.:


By:   /s/ Floyd Schultz                   By:   /s/ Stanley Blunier
   ---------------------------------         -----------------------------------


Print Name:   Floyd Schultz               Print Name:   Stanley Blunier
           -------------------------                 ---------------------------


Title:   President                        Title:     President
      ------------------------------              ------------------------------



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                             FINDER'S FEE AGREEMENT

        This Finder's Fee Agreement (this "Agreement") is entered into by and among Illinois River Energy, LLC ("Illinois River"), a Delaware limited liability company, and Producers Alliance ("Producers Alliance"), an Illinois cooperative association, on this 5th day of July, 2002.

                            1. MUTUAL UNDERSTANDINGS

1.1 ILLINOIS RIVER'S PURPOSE. Illinois River was formed to develop, own and operate a dry mill, ethanol plant in the State of Illinois, to process corn into ethanol, distillers grains, CO2, and other by-products (the "Project"). Feedstocks will be primarily corn and farmers will be the primary intended beneficiaries.

1.2 PRODUCERS ALLIANCE'S PURPOSE. Producers Alliance's membership consists primarily of farmers and other agribusiness people and its purpose is to facilitate the development of value-added agricultural ventures.

1.3 CONFIDENTIALITY. Both Illinois River and Producers Alliance agree to treat as confidential any information that the other party expressly identifies as confidential. Producers Alliance further agrees to treat as confidential any information it receives regarding the Project, and to use such information for the sole purposes provided herein.

                      2. OBLIGATIONS OF PRODUCERS ALLIANCE

2.1 FINDER'S SERVICES. Producers Alliance shall assist Illinois River in attempting to locate a person or persons (a "Potential Investor") who may be interested in making an investment in limited liability company units of Illinois River (the "Units") by: (i) providing to Illinois River a list of all members of Producers Alliance who are in good standing as of June 1, 2002, who may thereafter be contacted by Illinois River regarding a potential investment in the Units; (ii) introducing Illinois River to 21st Century Alliance, an agricultural cooperative with which Producers Alliance maintains a pre-existing relationship; and (iii) introducing Illinois River to Growmark and its affiliates, with which Producers Alliance maintains a pre-existing relationship. Producers Alliance shall not provide, and is not authorized by Illinois River to provide, any services to Illinois River or Potential Investors other than those set forth in this SECTION 2.1, in connection with the issuance and sale of the Units. The right of Illinois River to use the list of Producers Alliance's members shall terminate on the Investment Date (as hereinafter defined).

2.2 PROHIBITED CONDUCT. Notwithstanding any terms to the contrary set forth herein, Producers Alliance shall not, and shall not allow any third party (whether a representative, consultant, advisor or otherwise) acting on its behalf to:

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        (a)    Discuss with any Potential Investor the advantages or
        disadvantages of investments in general or of an investment in the Units;

        (b) Provide any advice or analyses or make any recommendations to Potential Investors with respect to an investment in the Units;

        (c) Take part in any negotiations between Illinois River and a Potential Investor or such Potential Investor's representative;

        (d) Assist any Potential Investor in making a decision whether to purchase Units;

        (e) Deliver any offering document of Illinois River to a Potential Investor;

        (f) Receive or handle any Potential Investor's subscription agreement or any funds used by a Potential Investor in purchasing Units;

        (g) Maintain any discretion with respect to the Illinois River's acceptance or rejection of a Potential Investor's subscription to purchase Units;

        (h) Participate in any advertisement, endorsement or general solicitation regarding an investment in the Units;

        (i) Participate in the preparation of materials (including financial data or sales literature) relating to the sale or purchase of Units or in the distribution of these materials to any Potential Investor;

        (j) Perform any independent analysis of the sale of Units by Illinois River or engage in any due diligence activities;

        (k) Engage in any other communication with a Potential Investor regarding a possible investment in Units.

2.3 NO AGENCY. Producers Alliance is not and shall not be an agent of Illinois River. Unless specifically authorized to do so in writing, Producers Alliance shall not have the power to act on behalf of Illinois River or to bind Illinois River by any representation, promise or commitment, and Producers Alliance shall make no representation to the contrary to any third party. The relationship which Producers Alliance holds as to Illinois River is that of an independent contractor, and this agreement is not intended to create, and shall not be construed as creating, between Producers Alliance and Illinois River the relationship of principal and agent, joint venturer, copartners, or any other similar relationship, the existence of which is hereby expressly denied.

2.4 COMPLIANCE WITH LAWS. Producers Alliance shall comply with all applicable laws and regulations in the performance of its obligations under this Agreement.

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2.5     EXCLUSIVITY. Other than the Project, Producers Alliance or its affiliates and its officers and directors will not discuss, solicit, negotiate, promote or enter into any discussion or agreement in connection with any ethanol project or facility or plant for the period from the date of this Agreement until April 30, 2003.

                  3. OBLIGATIONS OF ILLINOIS RIVER ENERGY, LLC

3.1 FINDER'S FEES. For purposes of this Agreement, the term "Prospective Member" shall mean and shall be limited to 21st Century Alliance and to those members in good standing of Producers Alliance listed on its membership roster as of June 1, 2002. As consideration for the services provided by Producers Alliance herein, Illinois River agrees to pay Producers Alliance:

        (a) a fee in an amount equal to 4.0% of the amounts received by Illinois River from any Prospective Member's initial purchase of Units (the "Initial Finder's Fee"), which Initial Finder's Fee shall be due and payable on or before the date (the "Investment Date") that is 30 days after the Financial Closing Date (as hereinafter defined);

        (b) an annual finder's fee payable on or before the first day of the calendar month immediately following each of the first five (5) yearly anniversaries of the Investment Date (each, an "Annual Finder's Fee Payment"), each of which Annual Finder's Fee Payments shall be in an amount equal to 0.8% of the amounts received by Illinois River from all Prospective Members' initial purchases of Units; PROVIDED, HOWEVER, that the Annual Finder's Fee Payment shall not exceed Fifty Thousand Dollars ($50,000.00); and

        (c) a fee equal to 2.0% of the amounts received by Illinois River from Growmark's initial purchase of Units ("Growmark Finder's Fee"), which Growmark Finder's Fee shall be due and payable on or before the Investment Date.

Producers Alliance understands and agrees that no fee of any kind shall be owing under the foregoing provisions on any amount received by Illinois River from any initial purchase of Units unless and until such amounts become or are available to Illinois River for expenditure on the Project (i.e., become "at-risk" capital). For purposes of this Agreement, "Financial Closing Date" shall mean the date upon which Illinois River secures an executed commitment letter from a lender for debt financing which, together with the available net proceeds from the closing on Illinois River's issuance and sale of Units prior to such date, will be sufficient to finance the Project.

3.2 PAYMENT OF FEES. Subject to the provisions of this SECTION 3.2, in lieu of receiving a cash payment of the Initial Finder's Fee and the Growmark Finder's Fee under SECTIONS 3.1(a) and (b) hereof (but not any Annual Finder's Fee Payment), Producers Alliance may elect at its discretion to receive all or a part of such Initial Finder's Fee and Growmark Finder's Fee, if any, owing to it in the form of Illinois River Class A Common Units,

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provided that Producers Alliance meets the membership eligibility criteria established in or pursuant to Illinois River's organic documents and limited liability company agreement. Producers Alliance shall receive one (1) Illinois River Class A Unit for every $1.00 in Initial Finder's Fees and Growmark Finder's Fees it elects to receive in the form of Illinois River Class A Units. The minimum number of Illinois River Class A Units that Producers Alliance may elect to receive in lieu of a cash payment of the Initial Finder's Fee and the Growmark Finder's Fee is Twenty-Five Thousand (25,000), and Producers Alliance may only elect to forego cash payment of the Initial Finder's Fee and Growmark Finder's Fee in favor of Illinois River Class A Units in increments of one thousand dollars. In the event that Producers Alliance elects to receive all or a part of the Initial Finder's Fee and the Growmark Finder's Fee owing to it hereunder in the form of Illinois River Class A Units, Producers Alliance must notify Illinois River of such election prior to the Financial Closing Date and must execute and deliver to Illinois River, on or before the Financial Closing Date, such subscription agreements and other agreements as Illinois River deems necessary or desirable for membership in Illinois River and purchase of the Illinois River Class A Units. Producers Alliance understands that Illinois River will issue Producers Alliance a Form 1099 for the payment of fees to Producers Alliance under this Agreement regardless of whether such fees are paid in cash or by the issuance of Illinois River Class A Units. Producers Alliance further understands that its ownership of Illinois River Class A Units may from time to time require it to make filings with the Securities and Exchange Commission.

3.3 NO SOLICITATION OF SUBSCRIBERS. Illinois River will retain sole responsibility and authority to solicit potential subscribers and members. In addition, any negotiation between Illinois River and Potential Investors is the sole responsibility of Illinois River and its authorized officers and directors. Producers Alliance is not authorized to provide or distribute any information regarding Illinois River. Producers Alliance is not authorized to give any information or to make any oral or written statements or representations with respect to Illinois River or participation in Illinois River. Producers Alliance and its officers, directors and representatives (i) may not solicit potential subscribers for membership or participation in Illinois River, (ii) may not handle funds in connection with any subscription for membership or participation in Illinois River, (iii) may not extend credit or other financial accommodations necessary to allow any prospective subscriber or member to participate in Illinois River; and (iv) may not make any recommendations to any party regarding the advisability of participating in Illinois River or subscribing to acquire any interest in Illinois River. Instead, Producers Alliance's authorized scope of activity includes only those actions intended to introduce Illinois River to Prospective Members residing in the area in which Producers Alliance conducts its operations. Producers Alliance will not be actively involved in any negotiations between Illinois River and prospective members or subscribers. Producers Alliance shall send all Potential Investors' questions concerning a purchase or potential purchase of Units, and all requests for information, to Illinois River. When introducing Illinois River to Potential Investors, Producers Alliance shall inform the Potential Investors that such introduction is being done pursuant to a finder's agreement and that Illinois River will be the provider of any and all securities services.

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3.4     MUTUAL INDEMNIFICATION. Illinois River hereby agrees to indemnify
Producers Alliance and hold Producers Alliance harmless with respect to the costs and expenses of any third party claims, demands, or actions arising from or relating to any offering of Illinois River securities or any project or operation of Illinois River, except any claim, demand, or action which occurs as a result of or is caused by statements, action or other activities of Producers Alliance or its representatives that are a breach of this agreement. If a claim, demand or suit is made against Illinois River as a result of a breach by Producers Alliance of this agreement, Producers Alliance shall indemnify Illinois River for any costs or expenses of third party claims, demands, or actions arising from or relating to Producers Alliance's breach of this agreement. Cost and expenses of third party claims, demands or actions include, but are not limited to, costs and attorneys fees related to the claim, demand or action.

3.5 NO OTHER AGREEMENTS. Producers Alliance has not entered into any agreement with any third party or made arrangements with any third party to assist Producers Alliance in performing its duties and obligations hereunder, and Producers Alliance shall not enter into any such agreement or make any such arrangement following the date hereof.

                                 4. TERMINATION

4.1 TERMINATION OF THIS AGREEMENT. This agreement may be terminated by either party upon [ninety] days' written notice to the other party. Termination shall not void any financial or other obligations accruing or arising prior to the date of termination, or any obligations of confidentiality as described elsewhere in this agreement or any other agreement of confidentiality entered into by the parties.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ILLINOIS RIVER ENERGY, LLC               PRODUCERS ALLIANCE

By   /s/ Jay Fillman                     By   /s/ Stanley Blunier
  ----------------------------------       -----------------------------------
Its  Vice President                      Its  President
   ---------------------------------        ----------------------------------
Date  7/5/02                             Date  7/5/02
    --------------------------------         ---------------------------------

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